Exhibit 3.1

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "AMERICAN SANDS ENERGY CORP.", FILED IN THIS OFFICE ON THE FIFTH DAY OF MARCH, A.D. 2014, AT 2:19 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5036776 8100

140290359

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 1181323

DATE: 03-05-14

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED SHARES

________________________

SETTING FORTH RESOLUTION
ADOPTED BY THE BOARD OF DIRECTORS OF
AMERICAN SANDS ENERGY CORP.
INCREASING THE NUMBER OF SHARES OF
SERIES A PREFERRED STOCK"

Pursuant to the Provisions of Section 151(g) of the
General Corporation Law of the State of Delaware, as amended

We, the undersigned, William Gibbs and Daniel Carlson, respectively, the Chief Executive Officer and Secretary of American Sands Energy Corp., a Delaware corporation (hereinafter sometimes referred to as the "Corporation"), hereby certify as follows:

FIRST: That under the provisions of Article 4 of the Certificate of Incorporation of the Corporation, the total number of shares which the Corporation may issue is 200,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share, and under said Certificate of Incorporation, as may be amended (the "Certificate of Incorporation"), the shares of Preferred Stock are authorized to be issued by the Board of Directors and the Board of Directors is expressly authorized to determine by resolution, the designation, powers, rights, preferences and qualifications, limitations or restrictions, not fixed and determined by the Certificate of Incorporation.

SECOND: That the Board of Directors of the Corporation pursuant to the authority so vested in it by Article 4 of the Certificate of Incorporation, and in accordance with the provisions of Section 151(g) of the Delaware General Corporation Law, as amended, adopted on November 7, 2013, a resolution creating a series of Preferred Stock designated as "Series A Preferred Stock," which resolution is in full force and effect on the date hereof (the "Original Designation").

THIRD: That the Original Designation was duly filed with the Secretary of State of the state of Delaware on November 8, 2013.

FOURTH: That the Board of Directors of the Corporation pursuant to the authority so vested in it by Article 4 of the Certificate of Incorporation, and in accordance with the provisions of Section 151(g) of the Delaware General Corporation Law, as amended, adopted on March 4, 2014, the following resolution increasing the number of share comprising the Series A Preferred Stock:

RESOLUTION OF THE BOARD OF DIRECTORS OF

AMERICAN SANDS ENERGY CORP. INCREASING

THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK

BE IT RESOLVED, that, pursuant to authority expressly granted to and vested in the Board of Directors of American Sands Energy Corp., hereinafter called the "Corporation," by the provisions of the Certificate of Incorporation, the Board of Directors of the Corporation hereby increases the number of shares of Series A Preferred Stock of the Corporation established under the original designation of Series A Preferred Stock adopted November 7, 2013 ("Original Designation"), from three million two hundred fifty thousand 3,250,000) to four million seven hundred fifty thousand (4,750,000). In furtherance thereof:

1. The statement of the number of shares of Series A Preferred Stock set forth in Section 1 of the Original Designation shall, form the date this Certificate of Designation is filed, be to four million seven hundred fifty thousand (4,750,000).

2. All other rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock as set forth in the Original Designation shall be unaffected by this Certificate of Designation.

RESOLVED FURTHER, that the appropriate officers of the Corporation are hereby authorized and directed to execute and acknowledge a certificate setting forth the foregoing resolution and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 151(g) of the General Corporation Law of the State of Delaware.

/s/ William Gibbs
William Gibbs Chairman and Chief Executive Officer

/s/ Daniel Carlson

Daniel Carlson, Secretary